Form of Contract G2-CDA-99(TORP)FL

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                Aetna Insurance Company of America
                Home Office: 5100 West Lemon Street, Suite 213
                Hartford, Connecticut 06156 Tampa, Florida 33609
                (800) 525-4225

                This telephone number may be used to request information about this contract.

                Aetna Insurance Company of America, herein called Aetna, agrees to pay the benefits stated in this Contract.

Specifications
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Plan
SPECIMEN

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Type of Plan
SPECIMEN

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Contract Holder
SPECIMEN

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Contract No.
SPECIMEN

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Effective Date
SPECIMEN

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This Contract is Delivered in FLORIDA and is Subject to the Laws of that
Jurisdiction

THE VARIABLE FEATURES OF THE GROUP CONTRACT ARE DESCRIBED IN PARTS III AND V.


Right to Cancel
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The Contract Holder may cancel this Contract within 10 days of receiving it by returning this Contract along with a written notice to Aetna at the above address or to the agent from whom it was purchased. Within 7 days after it receives the notice of cancellation and this Contract at its Home Office, Aetna will return the entire consideration paid plus any increase or minus any decrease in the current value of any funds allocated to the Separate Account.

Signed at the Home Office on the Effective Date.






President                                                             Secretary


                       Group Combination Annuity Contract
                                Nonparticipating

ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.


G2-CDA-99(TORP)FL

Specifications
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Deductions from                  There will be deductions for mortality and
the Separate                     expense risks. There also may be deductions for
Account                          administrative charges and asset based sales
                                 charges. (See 3.06 and 5.06.)


--------------------------------------------------------------------------------
Deductions from                  Contribution(s) are subject to a deduction for
Contribution(s)                  premium taxes, if any. (See 3.02.)


This Contract is a legal contract. This contract and any attached document and subsequent endorsements constitutes the entire legal relationship between Aetna and the Contract Holder.

This Contract sets forth, in detail, all of the rights and obligations of both you and Aetna. IT IS, THEREFORE, IMPORTANT THAT YOU READ THIS CONTRACT CAREFULLY.


G2-CDA-99(TORP)FL

                               Contract Schedule I
                               Accumulation Period

Separate Account
-------------------------------------------------------------------------------

Separate Account:

              Variable Annuity Account I

Charges to Separate Account:

              A daily charge is deducted from any portion of the Current Value allocated to the Separate Account. The daily charge is at an annual effective rate that will not exceed 1.00% for Annuity mortality and expense risks, 0.00% for asset based sales charge and a daily administrative charge which will not exceed 0.25% on an annual basis.


Fixed Plus Account                                                  Is Available
--------------------------------------------------------------------------------

Minimum Guaranteed Interest Rate:

              3% (effective annual rate of return).


Partial Withdrawal:

              The 20% limit applicable to partial withdrawal from the Fixed Plus Account will be waived when the withdrawal is:

                (a) due to the Participant's death, (and made within six (6) months of the Participant's date of death), before Annuity payments begin. This partial withdrawal may only be exercised once; or

                (b) used to purchase Annuity benefits.


G2-CDA-99(TORP)FL                             i

                               Contract Schedule I
                          Accumulation Period (Cont'd)

Separate Account and Fixed Plus Account
--------------------------------------------------------------------------------

Systematic Withdrawal Option (SWO):

              Is Available

              The Specified Payment may not be greater than 20% of the Individual Account's Current Value at the time of election.

              The Specified Period may not be less than five years.

              The Specified Percentage may not be greater than 20%.

Estate Conservation Option (ECO):

              Is Available

Life Expectancy Option (LEO):

              Is Available

See Section 1. - DEFINITIONS for explanations.


G2-CDA-99(TORP)FL                      ii

                              Contract Schedule II
                                 Annuity Period

Separate Account
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Fund Transfers:

              Maximum number of allowable transfers in the Annuity Period is 4.

Charges to Separate Account:

              A daily charge at an annual effective rate that will not exceed 1.25% for Annuity mortality and expense risks. The administrative charge is established upon election of an Annuity option. This charge will not exceed 0.25%.

Variable Annuity Assumed Annual Net Return Rate:

              If a Variable Annuity is chosen, an assumed annual net return rate of 5.0% may be elected. If 5.0% is not elected, Aetna will use an assumed annual net return rate of 3.5%.

              The assumed annual net return rate factor for 3.5% per year is 0.9999058.

              The assumed annual net return rate factor for 5.0% per year is 0.9998663.

              If the portion of a Variable Annuity payment for any Fund is not to decrease, the Annuity return factor under the Separate Account for that Fund must be:

                (a) 4.75% on an annual basis plus an annual return of up to 0.25% to offset the administrative charge set at the time Annuity payments commence if an assumed annual net return rate of 3.5% is chosen; or

                (b) 6.25% on an annual basis plus an annual return of up to 0.25% to offset the administrative charge set at the time Annuity payments commence, if an assumed annual net return rate of 5% is chosen.

Annuity Option:

              Under the option "Payments for a Stated Period of Time":

              For amounts invested in one or more of the Fund(s), the number of years must be at least five (5) and not more than thirty (30) and the Annuity may be a Fixed or Variable Annuity.

              For amounts invested in the Fixed Plus Account, the number of years must be at least five (5) and not more than thirty (30) and the Annuity must be a Fixed Annuity.

Fixed Annuity
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Minimum Guaranteed Interest Rate:

              3% (effective annual rate of return).

See Section 1. - DEFINITIONS for explanations.


G2-CDA-99(TORP)FL                 iii

                          TABLE OF GUARANTEED VALUES -
                                   FIXED PLUS

               -----------------------------------------------------------------------------------------------------------
                             End of                         Minimum Contract                       Withdrawal
                             Years                               Value                               Value
               -----------------------------------------------------------------------------------------------------------
                               1                                  1,219.41                            1,219.41
                               2                                  2,475.41                            2,475.41
                               3                                  3,769.08                            3,769.08
                               4                                  5,101.56                            5,101.56
                               5                                  6,474.02                            6,474.02
                               6                                  7,887.66                            7,887.66
                               7                                  9,343.70                            9,343.70
                               8                                 10,843.42                           10,843.42
                               9                                 12,388.14                           12,388.14
                               10                                13,979.19                           13,979.19
                               11                                15,617.98                           15,617.98
                               12                                17,305.93                           17,305.93
                               13                                19,044.52                           19,044.52
                               14                                20,835.27                           20,835.27
                               15                                22,679.74                           22,679.74
                               16                                24,579.54                           24,579.54
                               17                                26,536.34                           26,536.34
                               18                                28,551.84                           28,551.84
                               19                                30,627.81                           30,627.81
                               20                                32,766.06                           32,766.06
                               21                                34,968.45                           34,968.45
                               22                                37,236.91                           37,236.91
                               23                                39,573.43                           39,573.43
                               24                                41,980.05                           41,980.05
                               25                                44,458.86                           44,458.86
                               30                                58,014.03                           58,014.03
                               35                                73,728.18                           73,728.18
                               40                                91,945.20                           91,945.20
                               45                               113,063.71                          113,063.71
                               50                               137,545.85                          137,545.85
                -----------------------------------------------------------------------------------------------------------

Values illustrated are based on monthly purchase payments of $100 and a minimum interest rate of 3%.

Full withdrawal is available in certain limited situations as described in the contract. Otherwise, no full withdrawal is available under this option.

The payout schedule is as follows:

     1/5 of contract value at the time requested;
     1/4 of remaining current value 12 months later;
     1/3 of remaining current value 12 months later;
     1/2 of remaining current value 12 months later;
     and the balance of current value 12 months later.


G2-CDA-99(TORP)FL                         iv

                                TABLE OF CONTENTS

I.       DEFINITIONS
------------------------------------------------------------------------------------------------------------
                                                                                                        Page
1.01          Accumulation Period....................................................................
1.02          Adjusted Current Value.................................................................



1.03          Annuitant..............................................................................
1.04          Annuity................................................................................
1.05          Beneficiary............................................................................
1.06          Code...................................................................................
1.07          Contract Holder........................................................................
1.08         Contribution............................................................................
1.09          Current Value..........................................................................

1.10          Fixed Plus Account.....................................................................
1.11          Fixed Plus Account Guaranteed Interest Rate............................................
1.12          Fixed Annuity..........................................................................
1.13          Fund(s)................................................................................
1.14          Fund Transfer(s).......................................................................
1.15          General Account........................................................................



1.16          Individual Account.....................................................................








1.17          Net Contribution.......................................................................

1.18          Participant............................................................................
1.19          Plan...................................................................................

1.20          Separate Account.......................................................................
1.21          Valuation Date.........................................................................
1.22          Valuation Period.......................................................................
1.23          Variable Annuity.......................................................................

II.      GENERAL PROVISIONS
-----------------------------------------------------------------------------------------------------

2.01          Change of Contract.....................................................................
2.02          Change of Fund.........................................................................
2.03          Nonparticipating Contract..............................................................
2.04          Payments...............................................................................
2.05          State Laws.............................................................................


G2-CDA-99(TORP)FL

                                                                                                         Page
2.06          Control of Contract....................................................................
2.07          Designation of Beneficiary.............................................................
2.08          Misstatements and Adjustments..........................................................
2.09          Incontestability.......................................................................
2.10          Grace Period...........................................................................
2.11          Individual Certificates................................................................

III.     CONTRIBUTIONS, CURRENT VALUE, and WITHDRAWAL PROVISIONS
-----------------------------------------------------------------------------------------------------

3.01          Limitations on Contributions...........................................................
3.02          Net Contribution(s)....................................................................
3.03          Experience Credits.....................................................................
3.04          Fund Record Units......................................................................
3.05          Fund Record Unit Value.................................................................
3.06          Fund Net Return Factors................................................................

3.07          Fund Transfer(s).......................................................................




3.08          Notice to the Participant..............................................................
3.09          Withdrawal Restrictions................................................................
3.10          Manner and Timing of Distributions.....................................................
3.11          Withdrawal.............................................................................
3.12          Partial Withdrawal from the Fixed Plus Account.........................................
3.13          Payment of Fixed Plus Account Full Withdrawal..........................................
3.14          Payment of Minimum Current Value.......................................................
3.15          Amount Payable at Death (Before Annuity Payments Start)................................
3.16          Reinstatement..........................................................................

IV.      NON-ANNUITY DISTRIBUTION OPTIONS
-----------------------------------------------------------------------------------------------------

4.01          Distribution Options...................................................................
4.02          Estate Conservation Option.............................................................
4.03          Life Expectancy Option.................................................................
4.04          Systematic Withdrawal Option...........................................................

V.       ANNUITY PROVISIONS
-----------------------------------------------------------------------------------------------------

5.01          General Provisions.....................................................................
5.02          Annuity Options........................................................................
5.03          Payments...............................................................................
5.04          Investment Option......................................................................
5.05          Fund Annuity Units.....................................................................
5.06          Fund Annuity Unit Value................................................................
5.07          Fund Annuity Net Return Factor.........................................................
5.08          Fund Transfers During the Annuity Period...............................................
5.09          Death Benefit..........................................................................


G2-CDA-99(TORP)FL

I.        DEFINITIONS
--------------------------------------------------------------------------------

1.01      Accumulation Period:

              The period during which Net Contribution(s) are applied to an Individual Account.

1.02      Adjusted Current Value:

              The Current Value (See 1.09) of an Individual Account (See 1.16).


1.03      Annuitant:

              If an Annuity provides lifetime benefits, the person whose life expectancy determines the amount and/or duration of Annuity benefit payments.

1.04      Annuity:

              Payment of an income under the Annuity Provisions of Section V:

                (a)   For the life of one or two persons;

                (b)   For a stated period; or

                (c)   For some combination of (a) and (b).

1.05      Beneficiaries:

              The person(s) named to receive any benefits which remain under the Contract after the Participant's death. Participants designate a Beneficiary for their Individual Account(s). (See 2.07)

1.06      Code:

              The Internal Revenue Code of 1986, as amended.

1.07      Contract Holder:

              The entity, named on the cover of this Contract, to which the Contract is issued.

1.08      Contribution:

              A payment received at Aetna's Service Office and allocated to this Contract.

1.09      Current Value:

              For an Individual Account (See 1.16), the Current Value is the total of:

                (a) The amount, if any, in the Fixed Plus Account, with interest earned to date and



                (b) The value of all Fund record units (See 3.05), if any, as of the most recent Valuation Period.


1.10      Fixed Plus Account:

              If offered as an investment option under the Contract (see Contract Schedule I) the Fixed Plus Account is an accumulation option with a guaranteed minimum interest rate. Aetna may credit a higher rate which is not guaranteed. The portion that may be withdrawn or transferred in a 12 month period is restricted (See 3.07, 3.12 and 3.13).

1.11      Fixed Plus Account Guaranteed Interest Rate:

              If the Fixed Plus Account is an investment option under the Plan (see Contract Schedule I) then Aetna will add interest at an annual rate no less than that shown on Contract Schedule I on any Net Contribution(s) to the Fixed Plus Account. Aetna may add interest at a higher rate determined by its Board of Directors.

1.12      Fixed Annuity:

              An Annuity with payments that do not vary in amount.

1.13      Fund(s):

              The open-end registered management investment companies whose shares are purchased by the Separate Account to fund the benefits provided by the Contract.

1.14      Fund Transfers:

              The movement of invested amounts among the available Fund(s) and the Fixed Plus Account (if available).

1.15      General Account:

The account holding the assets of Aetna, other than those assets held in Aetna's Separate Account(s) and Nonunitized Separate Account(s).


1.16      Individual Account:

              This Contract is issued to the Contract Holder. However, Aetna will maintain Individual Accounts for each Participant to keep a record of Current Value (See 1.09) and transactions. These may include:

                (a) An Employer Account: This Individual Account will be credited with employer Net Contribution(s) and transferred amounts of 403(b) funds, attributable to employer contributions; and

                (b) An Employee Account: This Individual Account will be credited with employee Net Contribution(s) and transferred amounts of 403(b) funds, attributable to employee contributions including after tax contributions.





1.17      Net Contribution:

              A Contribution less any applicable premium taxes.


1.18      Participant:

              A person who participates in the Plan named on the cover of this Contract.

1.19      Plan:

              The Plan named on the cover of this Contract and established under
              Section 403(b) of the Code. The Plan is not a part of the Contract and Aetna is not bound by its terms.


1.20      Separate Account:

              An account, established by Aetna under Florida Law, that buys and holds shares of the Fund(s) available under this Contract. Income, gains or losses, realized or unrealized are credited or charged to the Separate Account without regard to other income, gains or losses of Aetna. Aetna owns the assets held in the Separate Account and is not a trustee of such amounts. Amounts in the Separate Account are not generally guaranteed and are held at market value. The assets of the Separate Account, to the extent of reserves and other contract liabilities of the Account, cannot be charged with other Aetna liabilities.

1.21      Valuation Date:

              The date and time on which a Fund annuity unit value and a Fund record unit value are calculated. Currently, this calculation will be determined at the close of business of the New York Stock Exchange on any normal business day, Monday through Friday, that the New York Stock Exchange is open.

1.22      Valuation Period:

              The period of time commencing at the end of one Valuation Date and ending at the end of the next Valuation Date.

1.23      Variable Annuity:

              An Annuity with payments that vary with the net investment results of the Funds available during the Annuity period.

II.       GENERAL PROVISIONS
--------------------------------------------------------------------------------

2.01      Change of Contract:

              Only an authorized officer of Aetna may change the terms of this Contract. Aetna reserves the right to modify this Contract to meet the requirements of applicable state and federal laws or regulations. Aetna will notify the Contract Holder in writing of any changes.

              Aetna may change the tables for determining the amount of Annuity benefit payments attributable only to Contributions accepted after the effective date of change, without Contract Holder consent. Such a change will not become effective earlier than twelve months after (1) the effective date of the Contract, or (2) the effective date of a previous change. Aetna will notify the Contract Holder in writing at least thirty days before the effective date of the change. Aetna may not make Contract changes which adversely affect the Annuity benefits attributable to Contributions already made to the Contract.

2.02      Change of Fund:

              The assets of the Separate Account are segregated by Fund. If the shares of any Fund are no longer available for investment by the Separate Account or if in our judgment, further investment in such shares should become inappropriate in view of the purpose of the Contract, Aetna may cease to make such Fund shares available for investment under the Contract prospectively, or Aetna may substitute shares of another Fund for shares already acquired. Aetna may also, from time to time, add additional Funds. Any elimination, substitution or addition of Funds will be done in accordance with applicable state and federal securities laws. Aetna reserves the right to substitute shares of another Fund for shares already acquired without a proxy vote.

2.03      Nonparticipating Contract:

              The Contract Holder, Participants, or Beneficiaries will not have a right to share in the earnings of Aetna.

2.04      Payments:

                (a) Aetna will make distributions as directed by the Contract Holder. Aetna will determine the amount of payments based on the Individual Account's Current Value as of the date on which a request is received in good order at Aetna's Service Office. Payments will be made within seven (7) calendar days of receipt of a written request in good order at Aetna's Service Office.

                (b)   Aetna may defer payments: (1) for a period of up to six
                      (6) months (unless not allowed by state law); and (2) as allowed by federal law.

2.05      State Laws:

              This Contract complies with the laws of the state in which it is delivered. Any cash, death or Annuity payments are equal to or greater than the minimum required by such laws. Annuity tables for legal reserve valuation shall be as required by state law. Such tables may be different from Annuity tables used to determine Annuity payments.

2.06      Control of Contract:

              This Contract is designed to fund a plan which provides for retirement income.

              The Contract Holder may, by written direction to Aetna, allow Participants to select the investment options of their Employer and/or Employee Accounts. Choices made under this Contract must be in writing or in a form satisfactory to Aetna. Until receipt of such choices in its Service Office, Aetna may rely on any previous choices made. An in-service transfer pursuant to IRS Revenue Ruling 90-24, may be made only by written direction from the Contract Holder and Participant to Aetna. Checks for in-service transfers will be made payable only to the acquiring investment provider.

                (a) Nontransferable and Nonassignable: This Contract and any Individual Accounts are nontransferable and nonassignable, except pursuant to a "qualified domestic relations order" as set forth under the Internal Revenue Code of 1986, as it may be amended from time to time.

                (b) Distributions: A Participant may apply for a distribution from his or her Employee Account or Employer Account. However, the Contract Holder must certify in writing that the distribution is in accordance with the terms of the Plan.

                (c) Participant Rights/Employee Account: The Participant has a nonforfeitable right to the value of his or her Employee Account pursuant to the terms of the Plan as interpreted by the Contract Holder.

                (d) Participant Rights/Employer Account: The Participant has a nonforfeitable right to the value of his or her Employer Account pursuant to the terms of, and to the extent of his or her vested percentage under, the Plan as interpreted by the Contract Holder. It is the Contract Holder's responsibility to maintain records of the Participant's vesting percentages. Aetna will not maintain nor keep such records.

2.07      Designation of Beneficiary:

              The Participant shall designate a Beneficiary.

2.08      Misstatements and Adjustments:

              If Aetna finds the age of any payee to be misstated, the correct facts will be used to adjust payments.

2.09      Incontestability:

              Aetna cannot cancel this Contract because of any error of fact.

2.10      Grace Period:

              This Contract will remain in effect even if Contributions are not continued except as provided in 3.14.

2.11      Individual Certificates:

              Aetna shall issue certificates to Participants as required by the state in which this Contract is delivered. The certificate will summarize certain provisions of the Contract. Certificates are for information only and are not a part of the Contract.

III.      CONTRIBUTIONS, CURRENT VALUE, AND WITHDRAWAL PROVISIONS
--------------------------------------------------------------------------------

3.01      Limitations on Contributions:

              The Contribution(s) made to the Employee and Employer Account in any year, other than transferred amounts, cannot exceed the lesser of the amount determined under the exclusion allowance of Code
              Section 403(b)(2) or the annual additions limitation of Code
              Section 415(c)(1). In addition, in no event may the Contribution(s) attributable to elective deferrals as defined in Code Section 402(g) exceed $9,500 (or, such larger amount as adjusted by the Secretary of the Treasury) during any calendar year, unless the alternate limitation of Code Section 402(g)(8) applies.

3.02      Net Contribution(s):

              The Net Contribution equals the actual Contribution less any applicable premium tax. Generally, Aetna will deduct the premium tax when Annuity benefits are purchased (See Section V). If Aetna determines that under applicable state law, it must pay a premium tax when the Contribution is received, or at any other time, it may deduct the tax at that time. The Net Contribution(s) may be allocated among the following investment options:

                (a)   The Fixed Plus Account (if available); and



                (b    The Fund(s) in which the Separate Account invests.

              Aetna must be told the percentage of all Net Contributions to allocate to one or more of the investment options. Aetna reserves the right to require a minimum Contribution amount per Individual Account.

              Aetna reserves the right not to accept any Contribution.

3.03      Experience Credits:

              Aetna may apply experience credits under this Contract. Any such credits will be computed as decided by Aetna.

3.04      Fund Record Units:

              The portion of the Net Contribution(s) applied to each Fund under the Separate Account will determine the number of Fund record units credited to the Individual Account for that Fund. This number is equal to the Net Contribution applied to the Fund divided by the Fund record unit value (See 3.05) for the Valuation Period in which the Contribution is received in good order.

3.05      Fund Record Unit Value:

              A Fund record unit value is computed by multiplying the net return factor (See 3.06) for the current Valuation Date by the Fund record unit value for the previous Date. The dollar value of a Fund record unit, Separate Account assets, and Variable Annuity payments may go up or down due to investment gain or loss.

3.06      Fund Net Return Factors:

              The net return factor(s) are used to compute all Separate Account record units for any Fund. The net return factor for each Fund is equal to 1.0000000 plus the net return rate.

              The net return rate is equal to:

                (a) The value of the shares of the Fund held by the Separate Account at the end of a Valuation Period, minus

                (b) The value of the shares of the Fund held by the Separate Account at the start of the Valuation Period, plus or minus

                (c) Taxes (or reserves for taxes) on the Separate Account (if any); divided by

                (d) The total value of the Fund record units and Fund annuity units of the Separate Account at the start of the Valuation Period; minus

                (e) A Separate Account charge at an annual effective rate as shown on Contract Schedule I for Annuity mortality and expense risks, asset based sales charge, if any and a daily administrative charge which will not exceed the amount shown on Contract Schedule I on an annual basis. The administrative charge may be changed annually except for amounts which have been used to purchase an Annuity.



              A net return rate may be more or less than 0%.

              The value of a share of the Fund is equal to the net assets of the Fund divided by the number of shares outstanding.

3.07     Fund Transfers(s);

         All or any portion of the Adjusted Current Value of the Individual Account (subject to the limitations described below) many be transferred from any Fund or the Fixed Plus Account (if available).

                (a)   To any Fund; or

                (b)   To the Fixed Plus Account ( if available)


         Fund Transfers can be submitted as a percentage or as a dollar amount. Aetna may establish a minimum Fund Transfer amount.

         During each rolling twelve (12) month period, up to 20% of the Fixed Plus Account value may be transferred to one or more of the Fund(s). The 20% limit is reduced by any partial withdrawals, Fund Transfers or amounts taken to purchase an Annuity during the twelve(12) month period. Aetna reserves the right to include amounts paid under ECO, LEO and SWO for purposes of applying this 20% limit. This limit is waived when the balance in the Fixed Plus Account is $1,000 or less on the date the Fund Transfer request is received in good order at Aetna's Service Office.


3.08      Notice to the Participant:

              Each year, Aetna will notify the Participant of:

                (a)   The value of any amounts held in:

                      (i)    The Fixed Plus Account (if available),



                      (ii)   The Fund(s) for the Separate Account;

                (b)   The number of any fund(s) record units;

                (c)   The fund(s) record unit value(s) and

                (d)   The amount available for withdrawal.



              This information will be as of a date no more than sixty (60) days before the date of the notice.

3.09      Withdrawal Restrictions:

              Limitations apply to withdrawals of any Restricted Amount from this Contract, as required by Code Section 403(b)(11). The Restricted Amount is the sum of:

                (a) Net Contributions attributable to Participant salary reduction contributions made on and after January 1, 1989 if any; plus

                (b) The net increase, if any, in the Current Value of the Employee Account after December 31, 1988 attributable to investment gains and losses and credited interest.

              The Restricted Amount may be fully or partially surrendered only if one or more of the following conditions are met:

                (a)   The Participant has reached age 59 1/2;

                (b)   The Participant has separated from service;

                (c)   The Participant has died;

                (d) The Participant has become disabled, totally and permanently within the meaning of Code Section 72 (m)(7); or

                (e) The withdrawal is otherwise allowed by federal law, regulations or rulings.

              A full or partial withdrawal is also allowed if the Participant incurs a "hardship" as that term is defined in the Code or regulations under Code Section 403(b).

              However, the amount available for hardship is limited to the lesser of the amount necessary to satisfy the need, or the Net Contributions attributable to Participant salary reduction contributions made on and after January 1, 1989.

              The Contract Holder must certify that one of these conditions has been met before a withdrawal request will be considered to be in good order. The Contract Holder must notify Aetna in writing when a lump sum payment is to be made or Annuity payments are to commence. Also, for all withdrawals, the Contract Holder must certify in writing that they are being made in accordance with the Plan.

              If, pursuant to IRS Revenue Ruling 90-24, Aetna agrees to accept under this Contract amounts transferred from a Code Section 403(b)(7) custodial account, such amounts will be subject to the withdrawal restrictions set forth in Code Section
              403(b)(7)(A)(ii).

3.10      Manner and Timing of Distributions:

                (a) As directed by the Contract Holder, a distribution to a Participant or Beneficiary may be made in a lump sum, as one of the Distribution Options described in Section IV, or as one of the Annuity options in Section V. The Participant or Beneficiary may elect the form of distribution subject to certification in writing by the Contract Holder that the Participant or Beneficiary is eligible both as to the timing and form of distribution. All distributions must satisfy the minimum distribution rules set forth in Code Section 401(a)(9).

                (b) The distribution of benefits from the Employee and Employer Accounts must generally begin no later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 or in the case of a governmental or church plan the calendar year in which the Participant attains age 70 1/2 or retires, whichever occurs later. For a Participant who attained age 70 1/2 before January 1, 1988, the distribution of such benefits must be made or must begin not later than the April 1 of the calendar year following the calendar year in which the Participant retires.

                      The entire value of the Individual Account must be distributed, or distribution must be made over the life of the Participant, the joint lives of the Participant and Beneficiary or over a period that does not extend beyond the life expectancy of the Participant or the joint life expectancies of the Participant and Beneficiary.

                (c) If the Participant does not request commencement of benefits from the Employee and Employer Accounts as described above, Aetna will not be responsible for compliance with the Code Section 401(a)(9) minimum distribution requirements or for any adverse tax or other consequences that may result.

                      If Aetna maintains separate records of the value as of December 31, 1986, this value is not required to be taken before the year the Participant attains age 75. Aetna will maintain separate records provided the Participant does not take any distribution other than the minimum distribution required under Code Section 401(a)(9).

3.11      Withdrawal:

                (a) The Participant may withdraw any portion or all of an Individual Account Adjusted Current Value and transfer such amount to another investment provider under the Plan. The withdrawal and transfer request must be submitted in writing to Aetna.

                (b) Except as described in Section 3.12, unless the Participant specifies otherwise, partial withdrawals are satisfied by withdrawing amounts on a pro rata basis from each of the investment options in which the Individual Account is invested.

                (c) Any amount withdrawn from the Fixed Plus Account will be subject to the limitations in 3.12, 3.13 and 3.14.

3.12      Partial Withdrawal from the Fixed Plus Account:

              The amount eligible for partial withdrawal is 20% of the Current Value of the amount held in the Fixed Plus Account on the day Aetna's Service Office receives a written request, reduced by any previous Fund Transfer, partial withdrawal or amounts taken to purchase Annuity benefits during the prior 12 months. Aetna reserves the right to include amounts paid under ECO, LEO and SWO for purposes of applying this 20% limit. However, SWO and LEO are unavailable if a Fixed Plus Account Transfer or withdrawal is requested within the current 12 month period.

              The 20% limit applicable to partial withdrawals from the Fixed Plus Account will be waived under certain conditions and will apply when the partial withdrawal is made on a pro rata basis from all options used under the Participant's Individual Account. (See Contract Schedule I).

3.13      Payment of Fixed Plus Account Full Withdrawal:

              When Aetna receives a full withdrawal request, no additional partial withdrawals or Fund Transfers from the Fixed Plus Account are permitted during the payout period. If a full withdrawal is requested, Aetna will pay any Current Value from the Fixed Plus Account in five payments as follows:

                (a) One-fifth of the Current Value on the day the request is received in good order at Aetna's Service Office, reduced by any amount from the Fixed Plus Account that was transferred withdrawn or usedto purchase Annuity benefits during the prior 12 months;

                (b)   One-fourth of the remaining Current Value 12 months later;

                (c)   One-third of the remaining Current Value 12 months later;

                (d)   One-half of the remaining Current Value 12 months later;
                      and

                (e)   The balance of the Current Value 12 months later.

              The Fixed Plus Account full withdrawal payment provision will be waived when a withdrawal is:

                (a) Due to the Participant's death before Annuity benefit payments begin;

                (b)   Used to purchase Annuity benefits;

                (c) When the amount in the Fixed Plus Account is $3,500 or less and no amount has been withdrawn, transferred, or used to purchase Annuity benefits during the previous 12 months;

                (d) Due to hardship when the following conditions are met:

                      (1) the withdrawal is due to an employer certified hardship;

                      (2) the amount withdrawn is paid directly to the Participant; and

                      (3) the amount paid for all partial and full withdrawals due to hardship during the previous 12-month period does not exceed 10% of the average Current Value for all Individual Accounts during the same period of time; or

                (e) Due to separation from service provided that:

                      (1) the withdrawal is due to the Participant's separation from service with the employer;

                      (2) the employer certifies that the Participant has separated from service;

                      (3) the amount withdrawn is paid directly to the Participant; and

                      (4) the amount paid for all partial and full withdrawals due to separation from service during the previous 12-month period does not exceed 20% of the average Current Value of all Individual Accounts during that same period of time.

              Any full withdrawal from the Fixed Plus Account may be cancelled at any time before the end of the payment period.

3.14      Payment of Minimum Current Value:

              If the Individual Accounts Current Value is less than $3,500, and no Contributions have been received for three (3) years, Aetna may close the Account and pay the Current Value as directed by the Contract Holder in one lump sum.


3.15      Amount Payable at Death (Before Annuity Payments Start):

              Aetna will pay any portion of the Individual Account(s) Current Value, to the Beneficiary when:

                (a)   The Participant dies before Annuity payments start; and

                (b) The certified copy of the death certificate is received by Aetna; and

                (c) A completed and signed election form is submitted to the Service Office. The form must include Contract Holder certification that the Beneficiary is eligible for a distribution under the terms of the Plan.

              A guaranteed death benefit is available if the Beneficiary requests either a lump-sum payment or an Annuity option within six months of the Participant's death.

              For each Individual Account, the death benefit is guaranteed to be the greater of:

                (a) The Current Value of the Individual Account on the date the notice of death and the request for payment are received in good order at Aetna's Service Office; or

                (b) The total of Net Contribution(s) made to the Individual Account minus the total of all partial withdrawals and annuitizations made from the Individual Account.

              If the Participant dies before distributions begin in accordance with the provisions of Code Section 401(a)(9), the entire value of the Account must be distributed by December 31 of the calendar year containing the fifth anniversary of the date of the Participant's death. Alternatively, if the Participant has a designated Beneficiary, payments may be made over the life of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary provided distribution to a non-spouse Beneficiary begins by December 31 of the calendar year following the calendar year of the Participant's death. For a spousal Beneficiary, such payments must begin by the later of December 31 of the calendar year following the calendar year of the Participant's death or December 31 of the calendar year in which the Participant would have attained age 70 1/2.

              If the Participant dies after distributions begin in accordance with the provisions of Code Section 401(a)(9), payments to the Beneficiary must be made at least as rapidly as the method of distribution in effect at the time of the Participant's death. If the minimum distribution requirements have been met by partial withdrawals based on the participant's life expectancy or the joint life expectancies of the Participant and Beneficiary, death benefit payments to the Beneficiary must also satisfy any additional requirements of Code Section 401(a)(9).


3.16      Reinstatement:

              All or a portion of the proceeds of a full withdrawal of an Individual Account may be reinvested within 30 days after the surrender if allowed by law. Amounts will be reinstated among the Fixed Plus Accountand the Fund(s) in the same proportion as they were at the time of withdrawal. The number of record units reinstated will be based on the record unit value(s) next computed after receipt at Aetna's Service Office of the reinstatement request and the amount to be reinvested.



              Any Individual Account(s) closed because the Current Value was less than $3,500 may not be reinstated (see 3.14).

              A Reinstatement is permitted only once per Individual Account.

IV.       NON-ANNUITY DISTRIBUTION OPTIONS
--------------------------------------------------------------------------------

4.01      Distribution Options:

              Distribution Options: ECO, LEO and SWO are distribution options under which a portion of the Individual Account Current Value will automatically be surrendered and distributed each calendar year. The distributed amount is withdrawn pro rata from each investment option under the Individual Account. The Contract Holder must certify in writing that distributions are being made in accordance with the Plan.



              Minimum Current Value: At its discretion, Aetna may require a minimum initial Current Value for election of a distribution option. If after election of the option the Current Value is insufficient to make a scheduled payment, Aetna will distribute the entire Individual Account balance.

              Reservations of Rights: Aetna reserves the right to change the terms of ECO, LEO or SWO for future elections, to discontinue the availability of these options after proper notification, or to make other distribution options available as allowed by the state in which this Contract is delivered. Aetna also reserves the right to allow ECO and LEO payments to be made more frequently than annually.

              Election and Revocation: The Participant or Beneficiary may elect a distribution option by submitting a completed and signed election form to Aetna's Service Office. However, the Contract Holder must certify in writing that the distribution option is in accordance with the terms of the Plan. If the Individual Account is subject to ERISA, the Contract Holder must certify in writing that the waiver and spousal consent requirements of ERISA Section 205 have been satisfied.

              Once elected, the Participant or Beneficiary may revoke the option by submitting a written request to Aetna's Service Office. Any revocation will apply only to amounts not yet paid.

              Availability of ECO, LEO and SWO: The Participant may elect any one of the following three distribution options, if they are available as an option under the Contract (see Contract Schedule
              I) and if the Contract Holder certifies that the election is in accordance with the terms of the Plan. The Beneficiary may elect either ECO or SWO, if they are available as an option under the Contract (see Contract Schedule I) and if the Contract Holder certifies that the election is in accordance with the terms of the Plan.

              An individual who has revoked ECO, LEO or SWO may not subsequently elect that option again, nor may the individual elect another withdrawal option unless permitted under the Code minimum distribution rules.

              LEO and SWO are not available if a Fixed Plus Account transfer or surrender has occurred within the prior 12 month period.

              If LEO is in effect and the Participant dies, or if ECO or SWO is in effect and the Participant dies before the required beginning date for minimum distributions, payments will cease. A Beneficiary may elect ECO or SWO provided the election satisfies the Code minimum distribution rules.

              If ECO or SWO is in effect and the Participant dies after the required beginning date for minimum distributions, payments will continue as permitted under the Code minimum distribution rules, unless revoked.

4.02      Estate Conservation Option (ECO):

              Amount of Distribution: Each year that ECO is in effect, Aetna will calculate and distribute an amount equal to the minimum required distribution under the Code. The annual distribution will be determined by dividing the Individual Account Current Value as of December 31 of the year prior to the year for which payment is to be made by a life expectancy factor based on expected return multiples in Table V and VI of Section 1.72-9 of the Income Tax Regulations.

              If Aetna maintains separate records of the value as of December 31, 1986, payments made during or after the year in which the Participant attains age 70 1/2 and before the year the Participant attains age 75, will only be calculated on amounts contributed after December 31, 1986, plus all earnings on all amounts after that date. If age 70 1/2 was attained prior to 1988, the Participant must be retired in order to qualify for this exception.

              The Participant may elect either the single or joint life expectancy factor. If the joint life expectancy factor is elected, the second life must be the Beneficiary under the Plan. If the Beneficiary selects ECO after the Participant's death, only a single life expectancy factor may be used. The life expectancy or joint life expectancy factor will be recalculated each year in accordance with the rules under Code Section 401(a)(9).

              Date of Distribution: The Participant shall specify the initial distribution date. The earliest date is the first day of the calendar year in which the Participant attains age 70 1/2 or, for plans of government or church employers, the date the Participant retires, whichever is later. If a Beneficiary elects ECO, the earliest date is the date of the Participant's death. Subsequent distribution will be made annually on such date as Aetna may designate or allow.

4.03      Life Expectancy Option (LEO):

              Amount of Distribution: Each year that LEO is in effect, Aetna will calculate and distribute an amount determined by dividing the Individual Account Current Value as of December 31 of the year prior to the year for which payment is to be made by a life expectancy factor based on expected return multiples in Table V and VI of Section 1.72-9 of the Income Tax Regulations. Payments will be made each year until the year the Participant attains age 70 1/2, or until the Participant dies, if earlier.

              The Participant may elect either the single or joint life expectancy factor. If the joint life expectancy factor is elected, the second life must be the Beneficiary under the Plan. The life expectancy or joint life expectancy factor will be recalculated each year in accordance with the rules under Code Section 401(a)(9), or reduced by one for each calendar year which has elapsed since the life expectancy was first calculated, as elected by the Participant.

              Date of Distribution: The Participant shall specify the initial distribution date. The earliest date is the date on which the Participant separates from service with the employer. Subsequent distribution will be made annually on such date as Aetna may designate or allow.

4.04      Systematic Withdrawal Option (SWO):

              Amount of Distribution: The Participant may elect one of the three payment methods described below.

                (1) Specified Payment: Payments of a designated dollar amount. The annual amount may not be greater than the percentage of the Current Value at time of election as shown in Contract Schedule I. This annual dollar amount will remain constant, unless a higher amount is required under Code minimum distribution rules. At its discretion, Aetna may require a minimum initial payment amount; or

                (2) Specified Period: Payments which are made over a period of time which must be at least the minimum number of years shown in Contract Schedule I. The annual amount paid each year is calculated by dividing the Current Value as of December 31 of the prior year by the number of payment years remaining; or

                (3) Specified Percentage: Payment of a designated percentage which cannot be greater than the percentage of the Current Value at the time of election as shown in Contract
                      Schedule I. The percentage may be changed by written request. Aetna reserves the right to limit the number of times the percentage may be changed. The annual amount is calculated by multiplying the Current Value as of December 31 of the year prior to the payment by the designated percentage. Payments will be made each year until the year the Participant attains age 70 1/2.

              Minimum Distribution Requirements: If distributions are made under SWO after payments are required to begin under the minimum distribution requirements of Code Section 401(a)(9), the amount distributed in any year will be increased if required under the Code minimum distribution rules.

              For this purpose, the minimum required distribution will be determined each year by dividing the Individual Account Current Value as of December 31 of the year prior to the year for which payment is to be made by a life expectancy factor, which for the initial distribution year shall be based on either the single life expectancy factor or joint life expectancy factor in Table V or VI of Section 1.72.9 of the Income Tax Regulations, as elected by the Participant. If the joint life expectancy factor is elected, the second life must be the Beneficiary under the Plan. If a Beneficiary elects SWO after the Participant's death, only a single life expectancy factor may be used. Minimum distributions for any subsequent year will be calculated based on such life expectancy factor reduced by one for each calendar year which has elapsed since the life expectancy was first calculated. If the specified period method is elected, the maximum specified period will be limited by the single life expectancy factor or joint life expectancy factor in Table V or VI of Section 1.72-9 of the Income Tax Regulations, as elected by the Participant. If elected by a Beneficiary, only a single life expectancy may be used.

              Date of Distribution: The Participant shall specify the initial distribution date. The earliest date is the date on which the Participant attains age 59 1/2 or age 55, if separated from service with the employer at or after age 55. If a Beneficiary elects SWO, the earliest date is the date of the Participant's death.

              SWO payments will be made on a monthly, quarterly, semi-annual or annual basis, as elected by the Participant or Beneficiary. If SWO payments are made more frequently than annually, the designated annual amount is divided by the number of payments due each calendar year. Subsequent distribution will be made periodically on such date as Aetna may designate or allow.

V.        ANNUITY PROVISIONS
--------------------------------------------------------------------------------

5.01      General Provisions:

                (a) Upon certification by the Contract Holder of the Participants' total disability, acceptance of retirement or separation from service, the Participant has the right to elect an Annuity option.

                (b) The Participant may elect an Annuity option by telling Aetna to pay all or any portion of the Individual Account(s) Current Value (minus any applicable premium tax if not previously deducted) as a premium for an Annuity under Option 1, 2, or 3 (See 5.02).

                (c) A completed and signed election form must be submitted to the Service Office. The form must include Contract Holder certification that the Participant is eligible for a distribution under the terms of the Plan and that the Annuity option chosen is permitted under the terms of the Plan.

                (d) Any election of an Annuity option must comply with the minimum distribution requirements of Code Section 401(a)(9), including the incidental death benefit rule, and the regulations thereunder. This restriction does not apply if Option 3 is chosen and the second Annuitant is the spouse of the Participant.

                (e) Once elected, an Annuity option may not be revoked, except for Option 1 when elected on a variable basis.

5.02      Annuity Options:

              Option 1 - Payments for a Stated Period of Time.
              An Annuity will be paid for the number of years chosen (See Contract Schedule II). If payments for this option are made under a Variable Annuity, the present value of any remaining payments may be withdrawn at any time.

              Option 2 - Life Income based on the life of the Annuitant. Payments will be made until the death of the Annuitant. When this option is chosen, a choice of the following must be made:

                (a)   Payments cease at the death of the Annuitant;

                (b)   Payments may be guaranteed for 5-30 years; or

                (c) Payments may be guaranteed for the amount applied to the Annuity option. If the Annuitant dies prior to the payment of the amount applied to the Annuity option (less any premium tax), any remaining balance will be paid in one sum to the Beneficiary. This option is only available on a fixed basis.

              Option 3 - Life Income based upon the lives of two Annuitants. An Annuity will be paid during the lives of the Annuitant and a second Annuitant. Payments will continue until both Annuitants have died. When this option is chosen, a choice of the following must be made:

                (a)   100% of the payment to continue after the first death;

                (b)   66 2/3% of the payment to continue after the first death;

                (c)   50% of the payment to continue after the first death;

                (d) 100% of the payment to continue after the first death with a guarantee of 5-30 years;

                (e) 100% of the payment to continue at the death of the second Annuitant and 50% of the payment to continue at the death of the Annuitant; or

                (f) 100% of the payment to continue after the first death. Payments are guaranteed for the amount applied to the Annuity option. If both Annuitants die prior to the total payment of the amount applied to the Annuity option (less any premium tax), any remaining balance will be paid in one sum to the Beneficiary. This option is only available on a fixed basis.

              If a Fixed Annuity option is chosen under Option 1, Option 2 (a) or (b) or Option 3 (a) or (d), then the Participant may elect a payment increase of 1, 2 or 3%, compounded annually. An election of such a payment increase will result in an adjustment of the policy guarantees by an actuarially equivalent payment factor.

              Other Options - Aetna may make other options available as allowed by the laws of the state in which this Contract is delivered.

5.03      Payments:

                (a) Upon written direction from the Contract Holder, Aetna will pay Annuity benefits directly to the Participant and as payor, Aetna will be responsible for withholding any applicable federal or state taxes and reporting such sums and filing any related forms with the Internal Revenue Service and/or to any applicable state taxing authorities.

                (b) Generally, the first Annuity payment must be made by April 1 of the calendar year following the year in which the Participant turns age 70 1/2, or in the case of a governmental or church plan, the year in which the Participant attains age 70 1/2 or retires, whichever occurs later. For a Participant who attained age 70 1/2 before January 1, 1988, the distribution of such benefits must be made or must begin not later than April 1 of the calendar year following the calendar year in which the Participant retires.

                (c) Payments will be made on a monthly basis unless the Participant requests otherwise. If payments are made on a quarterly, semi-annual or annual basis, Aetna will calculate an actuarially equivalent payment factor.

                (d) No choice of any Annuity option may be made if the first payment would be less than $50 per month or if the total payments in a year would be less than $250.

                (e) For purposes of calculating the first payment of a Variable Annuity or the guaranteed payments for a Fixed Annuity, the Annuitant's and second Annuitant's adjusted age will be used. The Annuitant's and second Annuitant's adjusted age is his or her age as of the birthday closest to the Annuity commencement date reduced by one year for Annuity commencement dates occurring during the period of time from July 1, 1992 through December 31, 1999. The Annuitant's and second Annuitant's age will be reduced by two years for Annuity commencement dates occurring during the period of time from January 1, 2000 through December 31, 2009. The Annuitant's and second Annuitant's age will be reduced by one additional year for Annuity commencement dates occurring in each succeeding decade.

                (f) If a Fixed Annuity under Option 1, 2 or 3 is elected, Aetna will use the applicable current settlement option rates if these will provide higher Fixed Annuity payments.

5.04      Investment Option:

                (a) When an Annuity option is chosen the Participant must designate whether the Annuity will be fixed or variable and whether the underlying investment will be:

                      (1)   The General Account;

                      (2)   One or more of the available Fund(s) ; or

                      (3)   A combination of (1) and (2).

              If a Fixed Annuity is chosen, the Annuity purchase rate for the option chosen reflects at least the Minimum Guaranteed Interest Rate (See Contract Schedule II), but may reflect a higher interest rate.

              If a Variable Annuity is chosen, the initial Annuity payment for the option chosen reflects the Assumed Annual Net Return Rate elected (See Contract Schedule II). The Assumed Annual Net Return Rate is the interest rate used to determine the amount of the first Annuity payment under a Variable Annuity. The Separate Account must earn this rate plus enough to cover the mortality and expense risks charges (which may include profit) (at the annual rate shown on Contract Schedule II) and a daily administrative charge if future Variable Annuity payments are to remain level.

5.05      Fund Annuity Units:

              The number of Fund(s) annuity units is based on the amount of the first Variable Annuity payment which is equal to:

                (a) The portion of the Current Value (minus any premium tax) applied to pay a variable Annuity; divided by (b) 1,000; multiplied by (c) the payment rate for the option chosen.

              Such amount, or portion, of the variable payment will be divided by the appropriate Fund(s) Annuity unit value (See 5.06) on the tenth Valuation Date before the due date of the first payment to determine the number of each Fund Annuity units. The number of each Fund Annuity units remains fixed. Each future payment is equal to the sum of the products of each Fund Annuity unit value multiplied by the appropriate number of Units. The Fund Annuity unit value on the tenth Valuation Date prior to the due date of the payment is used.

5.06      Fund Annuity Unit Value:

              For any Valuation Date, a Fund(s) Annuity unit value is equal to:

                (a)   The value for the previous Valuation Date; multiplied by

                (b) The Annuity net return factor(s) (See 5.07) for the Period; multiplied by

                (c) A factor to reflect the assumed annual net return rate. (See Contract Schedule II).

              The dollar value of a Fund Annuity unit and Annuity payments may go up or down due to investment gain or loss. Payments shall not be changed due to changes in the mortality or expense results or administrative charges.

5.07      Fund Annuity Net Return Factor:

              The Annuity net return factor(s) are used to compute all Separate Account Annuity payments for any Fund.

              The Annuity net return factor(s) for each Fund is equal to
              1.0000000 plus the net return rate.

              The net return rate is equal to:

                (a) The value of the shares of the Fund held by the Separate Account at the end of a Valuation Period, minus

                (b) The value of the shares of the Fund held by the Separate Account at the start of the Valuation Period, plus or minus

                (c) Taxes (or reserves for taxes) on the Separate Account (if any); divided by

                (d) The total value of the Fund(s) record units and Fund(s) Annuity units of the Separate Account at the start of the Valuation Period; minus

                (e) A daily charge for Annuity mortality and expense risks, which may include a profit, (at the annual rate as shown on Contract Schedule II) and a daily administrative charge.

              A net return rate may be more or less than 0%. The value of a share of the Fund is equal to the net assets of the Fund divided by the number of shares outstanding.

5.08      Fund Transfers During the Annuity Period:

              At the request of the Contract Holder or the Participant if the Contract Holder has directed Aetna to accept such a request from the Participant, all or any portion of the Current Value may be transferred from any variable Fund to any other allowable Fund. Aetna reserves the right to allow no more than four Funds to be selected at any one time. Fund Transfers will be processed as of the Valuation Date next following when a transfer request is received in good order at Aetna's Service Office. The maximum number of allowable transfers (during the Annuity period) in a calendar year is shown on Contract Schedule II.

              Fund Transfer requests must be expressed as a percentage of each Fund's allocation to the Annuity payment. Aetna may establish a minimum transfer amount.

5.09      Death Benefit:

              Upon the death of the Annuitant(s), any remaining guaranteed payments will continue to the Beneficiary unless the Beneficiary elects to receive the present value of any remaining guaranteed payments in a lump sum. Such payments will be paid at least as rapidly as under the method of distribution then in effect. If the Beneficiary dies while receiving payments, the present value of any remaining guaranteed payments will be paid in one sum to the Beneficiary's estate.

              The interest rate used to determine the first Annuity payment will be used to calculate the present value. The present value will be determined as of the Valuation Period in which proof of death acceptable to Aetna and a request for payment is received at Aetna's Service Office.


G2-CDA-99(TORP)FL

                                    OPTION 1

                      Payments for a Stated Period of Time

                    Amount of Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

--------------------------------------------------------------------------------------------------------
                                  Monthly                                              Monthly
         Years                    Payment                     Years                    Payment
--------------------------------------------------------------------------------------------------------
           5                         17.91                     18                          5.96
           6                         15.14                     19                          5.73
           7                         13.16                     20                          5.51
           8                         11.68                     21                          5.32
           9                         10.53                     22                          5.15
           10                         9.61                     23                          4.99
           11                         8.86                     24                          4.84
           12                         8.24                     25                          4.71
           13                         7.71                     26                          4.59
           14                         7.26                     27                          4.47
           15                         6.87                     28                          4.37
           16                         6.53                     29                          4.27
           17                         6.23                     30                          4.18
--------------------------------------------------------------------------------------------------------


        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

--------------------------------------------------------------------------------------------------------
                                  Monthly                                              Monthly
         Years                    Payment                     Years                    Payment
--------------------------------------------------------------------------------------------------------
           5                         18.12                     18                          6.20
           6                         15.35                     19                          5.97
           7                         13.38                     20                          5.75
           8                         11.90                     21                          5.56
           9                         10.75                     22                          5.39
           10                         9.83                     23                          5.24
           11                         9.09                     24                          5.09
           12                         8.46                     25                          4.96
           13                         7.94                     26                          4.84
           14                         7.49                     27                          4.73
           15                         7.10                     28                          4.63
           16                         6.76                     29                          4.53
           17                         6.47                     30                          4.45
--------------------------------------------------------------------------------------------------------


G2-CDA-99(TORP)FL

                                    OPTION 1

                      Payments for a Stated Period of Time

                    Amount of Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

--------------------------------------------------------------------------------------------------------
                                  Monthly                                              Monthly
         Years                    Payment                     Years                    Payment
--------------------------------------------------------------------------------------------------------
           5                         18.74                     18                          6.94
           6                         15.99                     19                          6.71
           7                         14.02                     20                          6.51
           8                         12.56                     21                          6.33
           9                         11.42                     22                          6.17
           10                        10.51                     23                          6.02
           11                         9.77                     24                          5.88
           12                         9.16                     25                          5.76
           13                         8.64                     26                          5.65
           14                         8.20                     27                          5.54
           15                         7.82                     28                          5.45
           16                         7.49                     29                          5.36
           17                         7.20                     30                          5.28
--------------------------------------------------------------------------------------------------------


G2-CDA-99(TORP)FL

                                    OPTION 2

                                   Life Income

                    Amount of Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

                Payments Guaranteed for a Stated Period of Years

--------------------------------------------------------------------------------------------------------
  Adjusted
   Age of          None             5             10             15             20            Cash
  Annuitant                                                                                  Refund
--------------------------------------------------------------------------------------------------------
     50                $4.05          $4.05          $4.03          $3.99          $3.93          $3.89
     51                 4.12           4.11           4.09           4.05           3.99           3.94
     52                 4.19           4.19           4.16           4.11           4.04           4.00
     53                 4.27           4.26           4.23           4.18           4.10           4.06
     54                 4.35           4.34           4.31           4.25           4.16           4.12

     55                 4.44           4.42           4.39           4.32           4.22           4.19
     56                 4.53           4.51           4.47           4.40           4.29           4.26
     57                 4.62           4.61           4.56           4.48           4.35           4.33
     58                 4.72           4.71           4.65           4.56           4.42           4.41
     59                 4.83           4.81           4.75           4.64           4.49           4.49

     60                 4.95           4.93           4.86           4.73           4.55           4.57
     61                 5.07           5.05           4.97           4.83           4.62           4.66
     62                 5.20           5.17           5.08           4.92           4.69           4.76
     63                 5.34           5.31           5.20           5.02           4.76           4.85
     64                 5.49           5.45           5.33           5.12           4.83           4.96

     65                 5.65           5.61           5.47           5.22           4.89           5.06
     66                 5.82           5.77           5.61           5.33           4.96           5.18
     67                 6.01           5.94           5.75           5.44           5.02           5.30
     68                 6.20           6.13           5.91           5.54           5.08           5.42
     69                 6.41           6.33           6.07           5.65           5.14           5.56

     70                 6.64           6.54           6.23           5.76           5.19           5.70
     71                 6.88           6.76           6.41           5.86           5.24           5.84
     72                 7.14           7.00           6.59           5.97           5.28           6.00
     73                 7.43           7.26           6.77           6.06           5.32           6.16
     74                 7.73           7.53           6.96           6.16           5.35           6.33

     75                 8.06           7.82           7.14           6.25           5.38           6.51
--------------------------------------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


G2-CDA-99(TORP)FL

                                    OPTION 2

                                   Life Income

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                Payments Guaranteed for a Stated Period of Years

--------------------------------------------------------------------------------------------------------------
   Adjusted
    Age of             None               5                10               15                20
   Annuitant
--------------------------------------------------------------------------------------------------------------
      50                    $4.34            $4.34             $4.31            $4.27             $4.22
      51                     4.41             4.40              4.38             4.33              4.27
      52                     4.48             4.47              4.45             4.40              4.32
      53                     4.56             4.55              4.52             4.46              4.38
      54                     4.64             4.63              4.59             4.53              4.44

      55                     4.72             4.71              4.67             4.60              4.50
      56                     4.81             4.80              4.75             4.67              4.56
      57                     4.91             4.89              4.84             4.75              4.62
      58                     5.01             4.99              4.93             4.83              4.69
      59                     5.12             5.10              5.03             4.92              4.75

      60                     5.23             5.21              5.13             5.00              4.82
      61                     5.36             5.33              5.24             5.09              4.88
      62                     5.49             5.45              5.35             5.19              4.95
      63                     5.63             5.59              5.47             5.28              5.02
      64                     5.78             5.73              5.60             5.38              5.08

      65                     5.94             5.89              5.73             5.48              5.15
      66                     6.11             6.05              5.87             5.58              5.21
      67                     6.29             6.22              6.02             5.69              5.27
      68                     6.49             6.41              6.17             5.79              5.33
      69                     6.70             6.60              6.33             5.90              5.38

      70                     6.92             6.81              6.49             6.00              5.43
      71                     7.17             7.04              6.66             6.10              5.48
      72                     7.43             7.27              6.84             6.20              5.52
      73                     7.71             7.53              7.02             6.30              5.55
      74                     8.02             7.80              7.20             6.39              5.59

      75                     8.35             8.08              7.38             6.48              5.62
--------------------------------------------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


G2-CDA-99(TORP)FL

                                    OPTION 2

                                   Life Income

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

                Payments Guaranteed for a Stated Period of Years

--------------------------------------------------------------------------------------------------------------
   Adjusted
    Age of             None               5                10               15                20
   Annuitant
--------------------------------------------------------------------------------------------------------------
50                    $5.26            $5.25             $5.22            $5.17             $5.11
51                     5.33             5.32              5.28             5.23              5.15
52                     5.40             5.38              5.34             5.29              5.20
53                     5.47             5.45              5.41             5.35              5.26
54                     5.54             5.53              5.48             5.41              5.31

55                     5.63             5.61              5.56             5.47              5.36
56                     5.71             5.69              5.63             5.54              5.42
57                     5.80             5.78              5.72             5.61              5.47
58                     5.90             5.88              5.81             5.69              5.53
59                     6.01             5.98              5.90             5.77              5.59

60                     6.12             6.09              6.00             5.85              5.65
61                     6.24             6.21              6.10             5.93              5.71
62                     6.37             6.33              6.21             6.02              5.77
63                     6.51             6.46              6.33             6.11              5.83
64                     6.66             6.60              6.45             6.20              5.89

65                     6.82             6.75              6.57             6.30              5.95
66                     6.99             6.91              6.71             6.39              6.01
67                     7.17             7.08              6.85             6.49              6.06
68                     7.36             7.27              6.99             6.59              6.12
69                     7.57             7.46              7.15             6.69              6.17

70                     7.80             7.67              7.30             6.78              6.21
71                     8.05             7.89              7.47             6.88              6.25
72                     8.31             8.13              7.64             6.97              6.29
73                     8.59             8.38              7.81             7.06              6.33
74                     8.90             8.64              7.99             7.15              6.36

75                     9.23             8.93              8.16             7.23              6.38
--------------------------------------------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


G2-CDA-99(TORP)FL

                                    OPTION 3

                         Life Income for Two Annuitants

                    Amount of Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

------------------------------------------------------------------------------------------------------------------------------------
         Adjusted Ages
------------------------------                                                        Option 3d
                      Second                                                          10 Years
   Annuitant        Annuitant       Option 3a        Option 3b        Option 3c      Guaranteed       Option 3e        Option 3f
------------------------------------------------------------------------------------------------------------------------------------
       55               50                 $3.69            $4.05           $4.27            $3.69            $4.03           $3.69
       55               55                  3.88             4.25            4.47             3.87             4.14            3.87
       55               60                  3.99             4.44            4.71             3.98             4.20            3.98

       60               55                  3.99             4.44            4.71             3.98             4.42            3.98
       60               60                  4.24             4.71            4.99             4.23             4.57            4.23
       60               65                  4.38             4.97            5.32             4.38             4.65            4.38

       65               60                  4.38             4.97            5.32             4.38             4.93            4.38
       65               65                  4.72             5.33            5.70             4.71             5.14            4.72
       65               70                  4.93             5.68            6.15             4.91             5.27            4.91

       70               65                  4.93             5.68            6.15             4.91             5.66            4.91
       70               70                  5.40             6.21            6.70             5.36             5.96            5.38
       70               75                  5.69             6.68            7.32             5.62             6.13            5.66

       75               70                  5.69             6.68            7.32             5.62             6.67            5.66
       75               75                  6.37             7.45            8.15             6.23             7.12            6.33
       75               80                  6.78             8.11            8.99             6.54             7.36            6.71
------------------------------------------------------------------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


G2-CDA-99(TORP)FL

                                    OPTION 3

                         Life Income for Two Annuitants

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

--------------------------------------------------------------------------------------------------------------------------
          Adjusted Ages
----------------------------------                                                         Option 3d
                      Second                                                               10 Years
   Annuitant        Annuitant         Option 3a        Option 3b         Option 3c        Guaranteed        Option 3e
--------------------------------------------------------------------------------------------------------------------------
      55                50                   $3.97             $4.35             $4.56            $3.97             $4.31
      55                55                    4.16              4.54              4.76             4.15              4.42
      55                60                    4.27              4.73              5.00             4.26              4.48

      60                55                    4.27              4.73              5.00             4.26              4.70
      60                60                    4.51              4.99              5.27             4.50              4.84
      60                65                    4.66              5.25              5.61             4.65              4.93

      65                60                    4.66              5.25              5.61             4.65              5.22
      65                65                    4.99              5.61              5.99             4.98              5.42
      65                70                    5.19              5.97              6.44             5.17              5.54

      70                65                    5.19              5.97              6.44             5.17              5.93
      70                70                    5.67              6.49              6.99             5.62              6.23
      70                75                    5.95              6.96              7.61             5.87              6.40

      75                70                    5.95              6.96              7.61             5.87              6.95
      75                75                    6.64              7.73              8.43             6.48              7.40
      75                80                    7.04              8.39              9.29             6.79              7.64
--------------------------------------------------------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


G2-CDA-99(TORP)FL

                                    OPTION 3

                         Life Income for Two Annuitants

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

--------------------------------------------------------------------------------------------------------------------------
          Adjusted Ages
--------------------------------                                                           Option 3d
                      Second                                                               10 Years
   Annuitant        Annuitant         Option 3a        Option 3b         Option 3c        Guaranteed        Option 3e
--------------------------------------------------------------------------------------------------------------------------
      55                50                   $4.88             $5.26             $5.48            $4.88             $5.23
      55                55                    5.04              5.44              5.66             5.04              5.32
      55                60                    5.15              5.63              5.91             5.14              5.38

      60                55                    5.15              5.63              5.91             5.14              5.59
      60                60                    5.37              5.87              6.16             5.37              5.72
      60                65                    5.52              6.14              6.51             5.51              5.80

      65                60                    5.52              6.14              6.51             5.51              6.10
      65                65                    5.83              6.49              6.87             5.82              6.29
      65                70                    6.04              6.84              7.34             6.00              6.41

      70                65                    6.04              6.84              7.34             6.00              6.81
      70                70                    6.49              7.35              7.87             6.44              7.08
      70                75                    6.77              7.84              8.51             6.68              7.25

      75                70                    6.77              7.84              8.51             6.68              7.81
      75                75                    7.45              8.60              9.33             7.27              8.25
      75                80                    7.86              9.28             10.20             7.57              8.49
--------------------------------------------------------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


G2-CDA-99(TORP)FL

--------------------------------------------------------------------------------


                       Aetna Insurance Company of America
                 Home Office: 5100 West Lemon Street, Suite 213
                              Tampa, Florida 33609
                                 (800) 525-4225

                       Group Combination Annuity Contract
                                Nonparticipating

--------------------------------------------------------------------------------


ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.


G2-CDA-99(TORP)FL